RELEASE	EXHIBIT 99.1

August 2024
DZS Receives Expected Delisting Notice from Nasdaq
Company continues to work diligently toward filing restated financials and delayed reports
DALLAS, Texas, USA, August 6, 2024 – DZS (Nasdaq: DZSI), a developer of Network Edge, Connectivity and Cloud Software solutions enabling gigabit broadband everywhere, announced today, as expected, it received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearing Panel (“the Panel”) has determined to delist the common stock of the Company from Nasdaq (the “Decision”). The Decision indicates that the Company failed to meet the August 5, 2024, deadline to regain compliance with its periodic filing obligations under Nasdaq Listing Rule 5250(c)(1).
The Decision indicates that trading in the Company’s common stock will be suspended effective at the open of business on August 8, 2024, following which Nasdaq will complete the delisting of the Company’s common stock.
The Company is working diligently to complete the previously disclosed restatements and to file as soon as reasonably practicable the Company’s delayed Quarterly Reports on Form 10-Q for the three months ended June 30, 2023, September 30, 2023 and March 31, 2024, and the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Delayed Reports”). The Company then intends to apply to restore its listing on Nasdaq as soon as practicable; however, no assurance can be given at this point regarding a definitive date on which such periodic reports will be filed or whether the Company will ultimately be accepted to be listed again on Nasdaq in the future.
While the Company’s common stock will be suspended and then delisted from trading on Nasdaq, the Company expects its shares will be traded on an over-the-counter market with its existing ticker symbol (DZSI).
“We missed the required filing of our restated periodic reports for the periods of 2022 and Q1 2023 and Delayed Reports,” said Misty Kawecki, Chief Financial Officer, DZS. “We have taken a thorough approach to completing the filing of these reports, which included assessing the related impact of our recently divested Asia business on April 5, 2024, and our acquisition of NetComm on June 1, 2024. Unfortunately, we did not meet the timeline required by Nasdaq to file such restated periodic reports and Delayed Reports.”
Once DZS has filed all restated periodic reports and Delayed Reports, as well as our Form 10-Q for the second quarter of 2024, the Company will host an earnings call.

About DZS
DZS Inc. (Nasdaq: DZSI) is a developer of Network Edge, Connectivity and Cloud Software solutions enabling gigabit broadband everywhere.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
For further information see: www.DZSi.com
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/
Investor Inquiries:
Ted Moreau, Vice President, Investor Relations
Email: IR@dzsi.com